United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 3, 2018
 (Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130

(Address of principal executive offices)

(858) 284-5000
 (Registrant’s telephone number, including area code)

N/A
 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2018, the Compensation Committee of the Board of Directors of Realty Income Corporation (the “Company”) took the following actions concerning the executive officers of the Company:

•          Neil M. Abraham, Executive Vice President, Chief Investment Officer, was appointed as Executive Vice President, Chief Strategy Officer of the Company, effective as of May 21, 2018.

Information about Mr. Abraham, including a biographical summary, information about positions and offices he has held with the Company, his compensation arrangements with the Company, and information about his business experience, may be found in the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders on Schedule 14A filed on April 2, 2018.  Effective May 21, 2018, Mark E. Hagan will assume the role of Executive Vice President, Chief Investment Officer.

Item 7.01         Regulation FD Disclosure

On May 3, 2018, the Company issued a press release announcing the appointments of Mr. Abraham as Executive Vice President, Chief Strategy Officer, and Mr. Hagan as Executive Vice President, Chief Investment Officer. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01         Financial Statements and Exhibits.

(d)  Exhibits

99.1   Press Release issued by the Company on May 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2018	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary